UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report: October 25, 2011

KNOLOGY, INC.

(Exact name of registrant as specified in charter)

Delaware	000-32647	58-2424258
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1241 O. G. Skinner Drive, West Point, Georgia 31833

(Address of principal executive offices)

Registrant’s telephone number, including area code: (706) 645-8553

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Knology, Inc. (“Knology” or the “Company”) will amend its consolidated financial statements for the years ended 2009 and 2010 and condensed consolidated interim financial statements for the first and second quarters of 2011to reflect the impact of certain non-cash interest rate swap transactions previously disclosed in the notes to the Company’s financial statements. Specifically, the Company previously disclosed in the notes of its audited consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2010 (the “2010 Form 10-K”) the following:

“The interest rate swaps are valued by an independent third party. An error occurred due to a misinterpretation of the valuation information, specifically related to the inclusion of accrued interest in the third party valuation as well as separately accruing interest payable. The correction of the error in the valuation of the derivative resulted in a credit to other income in the amount of $4,163 in the second quarter of 2010. Further, the Company would have recognized $3,524 less charge to expense from the change in derivative value during the first quarter of 2009 had the interest rate swaps been recorded correctly. The effect over all other quarters in 2009 was approximately $783. The Company believes the correction of this non-cash item is immaterial to the users of our financial statements as it has no impact on total revenue; Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”); net operating income and cash flows for the periods affected, and these are key metrics used by analysts, lenders and other users of our financial statements in evaluating the Company’s performance.”

Knology will simply amend the 2010 Form 10-K to include the amounts previously disclosed in the notes to the financial statements in the financial statements themselves. The adjustments related to the swap agreements relate to non-cash accounting entries and do not impact Knology’s cash flows, liquidity, net operating income or EBITDA as adjusted for any period. The net cumulative effect of the revisions to earnings is $0 for the annual periods affected.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The information reported in Item 2.02 of this Current Report on Form 8-K is incorporated by reference in this Item 4.02.

On October 25, 2011, Knology’s board of directors, upon the recommendation of the audit committee and management, following discussions initiated by the staff of the Securities and Exchange Commission, determined that the Company’s previously issued financial statements for the years ended December 31, 2009 and 2010 should be revised to reflect the correction of the previously disclosed error and, accordingly, that such financial statements should no longer be relied upon as a result of that error.

This correction to our previously reported earnings has no effect on our cash flows, liquidity, net operating income or EBITDA as adjusted. In addition, the correction of the error does not affect our credit facility covenant compliance or management’s compensation. Management believes that this correction does not impact our continuing operations.

We intend to file as soon as practicable amendments to our 2010 Form 10-K and our quarterly reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011, which will contain restated results for 2009 and 2010.

Management and our audit committee has each discussed the matters disclosed in this current report on Form 8-K with BDO USA, LLP pursuant to Item 4.02(a) of Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOLOGY, INC.

Date: October 26, 2011	By:	/s/ Robert K. Mills
Name:Robert K. Mills
Title:Chief Financial Officer